SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported)       May 4, 2004

ProLogis

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728

(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011

(Address of Principal Executive Offices)	(Zip Code)

(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.
Supplemental Information

Item 9. Regulation FD Disclosure.

     A copy of the supplemental information made available by ProLogis in connection with the web cast and conference call providing additional detail on ProLogis’ and certain affiliates’ of investment funds managed by Eaton Vance Management acquisition of Keystone Property Trust is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

     The information in this report and the exhibits attached hereto is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 9 of Form 8-K will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Exhibit No.	Document Description
99.1	Supplemental Information

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     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: May 4, 2004	By:	/s/ Walter C. Rakowich
		Name:	Walter C. Rakowich
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Supplemental Information